UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 18, 2013
Date of Report (Date of earliest event reported)
POLAR PETROLEUM CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-174433	36-4697119
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4300 B Street, Suite 505 Anchorage Alaska 99503
(Address of principal executive offices) (Zip Code)

(907)561-3001
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

           This Amendment No.1 to Form 8-K, amends the Registrant’s prior Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2013, solely to correct US Energy Investments Ltd.’s address within the Drawdown Equity Financing Agreement that was filed as exhibit numbered 10.1. US Energy Investments Ltd.’s address is Shanghai Silver Court, 3/F Silver Office Tower, 85 Taoyuan Road, Luwan District, Shanghai 200021. Except for the foregoing, this Amendment No.1 does not modify or update any other disclosure contained in the Original Filing.

Item 1.01 Entry into a Material Definitive Agreement.

Drawdown Equity Financing Agreement with US Energy Investments Ltd. (Equity Line of Credit)

On March 18, 2013, we entered into a drawdown equity financing agreement (the “Drawdown Equity Financing Agreement”) with US Energy Investments Ltd. (“US Energy”), pursuant to which we may sell and issue to US Energy, and US Energy is obligated to purchase from us, up to $10,000,000 worth of restricted shares of our common stock from time to time over a 36-month period, provided that certain conditions are met. The effective date of the Agreement is February 7, 2013, (the “Effective Date”). The financing arrangement entered into by us and US Energy is commonly referred to as an “equity line of credit” or an “equity drawdown facility.”

Pursuant to the Drawdown Equity Financing Agreement, we may, in our sole discretion, issue and exercise drawdowns against $10,000,000 over a 36-month period (the “Commitment Period”) commencing on the Effective Date of the Drawdown Equity Financing Agreement. Before we can exercise a drawdown, we must have caused a sufficient number of shares of our common stock to be authorized to cover the shares to be issued pursuant to a drawdown.

We may request a drawdown once every six trading days and there must be a minimum of five trading days between each drawdown request.

The maximum amount we can draw down at any one time is an amount equal to (i) 200% of the average daily trading volume of our common stock during the 10 trading days prior to the date of the drawdown request, or (ii) Five Hundred Thousand Dollars ($500,000), whichever is of a larger value. Notwithstanding the foregoing, no drawdown can exceed $500,000 or such amount that would otherwise cause US Energy to exceed a beneficial ownership of 4.99% of our outstanding common stock.

On the day of the delivery of the drawdown notice, the purchase price (the “Purchase Price) will be set. The Purchase Price shall be set at Seventy-Five (75%) percent of the volume weighted average price (the “VWAP”) of the preceding ten (10) day’s closing price of the Company’s common stock on the Principal Market..

The term of the Drawdown Equity Financing Agreement will end 36 months from the date the Drawdown Equity Financing Agreement becomes Effective, unless otherwise terminated earlier. The Drawdown Equity Financing Agreement will terminate if (i) there shall occur any stop order or suspension of the Company for an aggregate of fifty (50) Trading Days, other than due to the acts of the Investor, during the Commitment Period, or (ii) the Company shall at any time fail materially to comply with the requirements of Article VI of the Drawdown Equity Financing Agreement and such failure is not cured within thirty (30) days after receipt of written notice from the Investor, provided, however, that this termination provision shall not apply to any period commencing upon the filing of an amendment to such Company filings and ending upon the date on which such amendment is cleared by the SEC.

We intend to issue the shares of our common stock upon drawdowns in reliance upon the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933 and Regulation S under the Securities Act of 1933 as amended.

The full text of the form of the Drawdown Equity Financing Agreement described above is attached hereto as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the shares will be conducted by the Company in reliance upon the exemption from registration provided by Section 4(2) and upon Regulation S of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Exhibit Description
10.1	Form of Drawdown Equity Financing Agreement (Equity Line of Credit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLAR PETROLEUM CORP.
Date: May 1, 2013
	By:	/s/ Daniel Walker
Daniel Walker
CEO and President